Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-61035 and 33-39873 on Form S-8 of our report dated June 25, 2007 appearing in this Annual Report on Form 11-K of Cascade Natural Gas Corporation Employee Retirement Savings Plan and Trust for the year ended December 31, 2006.

Seattle, WA
June 27, 2007